EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fleet Financial Group, Inc. of our report dated February 20, 1995 relating to the consolidated financial statements of Shawmut National Corporation, which appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated April 13, 1995.


/s/ PRICE WATERHOUSE LLP

Hartford, Connecticut
November 29, 1995